Exhibit 32

ENVIRI CORPORATION
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Enviri Corporation (the "Company") on Form 10-Q for the period ending March 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
May 11, 2026

/s/ F. NICHOLAS GRASBERGER III
F. Nicholas Grasberger III
Chairman, President and Chief Executive Officer

/s/ TOM VADAKETH
Tom Vadaketh
Senior Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Enviri Corporation and will be retained by Enviri Corporation and furnished to the Securities and Exchange Commission or its staff upon request.